NEWS RELEASE

Further Information Contacts:
AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
A. C. Zucaro: Chairman & CEO	Analysts/Investors: Marilynn Meek
(312) 346-8100	(212) 827-3773

OLD REPUBLIC REPORTS RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2016

CHICAGO – January 26, 2017 – Old Republic International Corporation (NYSE; ORI) today reported much higher operating income for the final quarter and all of 2016. Year-over-year pretax operating income comparisons were marked by relatively stable general insurance performance, by record-setting title insurance earnings, and by better underwriting results in the RFIG run-off segment. 2016 consolidated net income, however, grew at a slower pace as realized investment gains were lower than prior year levels. The segmented components of consolidated results and related data are summarized in the following table.

Financial Highlights (a)
	Quarters Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Operating revenues:
General insurance	$847.6	$844.7	$3,354.7	$3,313.3
Title insurance	628.9	556.9	2,244.1	2,080.7
Corporate and other	12.7	8.6	35.4	35.8
Subtotal	1,489.3	1,410.2	5,634.3	5,429.8
RFIG run-off business	44.6	55.6	193.2	245.0
Total	$1,533.9	$1,465.9	$5,827.6	$5,674.8
Pretax operating income (loss):
General insurance	$76.8	$72.2	$319.9	$336.4
Title insurance	85.6	48.1	210.2	166.8
Corporate and other	4.1	(0.2)	13.0	7.6
Subtotal	166.7	120.1	543.3	511.0
RFIG run-off business	9.3	6.9	69.8	29.4
Total	176.0	127.1	613.1	540.4
Realized investment gains (losses):
From sales	14.7	14.2	77.8	91.3
From impairments	-	-	(4.9)	-
Net realized investment gains (losses)	14.7	14.2	72.8	91.3
Consolidated pretax income (loss)	190.7	141.4	686.0	631.8
Income taxes (credits)	58.7	50.7	219.0	209.6
Net income (loss)	$131.9	$90.6	$466.9	$422.1
Components of diluted earnings per share:
Net operating income (loss):
General insurance	$0.19	$0.15	$0.76	$0.76
Title insurance	0.19	0.11	0.46	0.37
Corporate and other	0.03	0.01	0.09	0.08
Subtotal	0.41	0.27	1.31	1.21
RFIG run-off business	0.02	0.02	0.15	0.07
Total	0.43	0.29	1.46	1.28
Net realized investment gains (losses)	0.03	0.03	0.16	0.20
Net income (loss)	$0.46	$0.32	$1.62	$1.48
Cash dividends paid per share	$0.1875	$0.1850	$0.7500	$0.7400
Ending book value per share			$17.20	$15.02

(a) Unaudited; All amounts in this report are stated in millions except per share data and percentages.

Old Republic International Corporation

The preceding table shows both operating and net income to highlight the effects of realized investment gains or losses on period-to-period earnings comparisons. Management uses operating income, a non-GAAP financial measure, to evaluate and better explain operating performance, believing that the measure enhances an understanding of Old Republic's core business results. Operating income, however, does not replace net income determined in accordance with GAAP as a measure of total profitability.

The recognition of realized investment gains or losses can be highly discretionary due to such factors as the timing of individual securities sales, the recording of estimated losses from write-downs of impaired securities, tax-planning considerations, and changes in investment management judgments regarding the direction of securities markets or the future prospects of individual investees or industry sectors. In recent years, asset management operations have in part been reoriented toward an enhancement of income from interest and dividends. This strategy has led to a minimization of non-income producing or low-yielding securities. Proceeds from such securities' sales and maturities, as well as newly investable funds have largely been directed to purchases of higher yielding common shares of American companies with distinguished long-term records of earnings and dividend growth. More recently the Company has allotted greater investable funds to tax exempt issues which tend to generate pretax yields lower than those of fully taxable corporate or U.S. Government fixed maturity securities.

General Insurance Results – The table below shows the major elements effecting general insurance performance for the periods reported upon.

	General Insurance Group
	Quarters Ended December 31,			Years Ended December 31,
	2016	2015	Change	2016	2015	Change
Net premiums earned	$743.5	$737.4	0.8%	$2,936.3	$2,894.7	1.4%
Net investment income	78.5	80.5	-2.5	312.1	312.1	-
Other income	25.6	26.6	-4.0	106.2	106.3	-0.1
Operating revenues	847.6	844.7	0.3	3,354.7	3,313.3	1.3
Benefits and claim costs	547.5	555.0	-1.3	2,143.1	2,143.5	-
Sales and general expenses	208.3	205.1	1.6	833.9	786.6	6.0
Interest and other costs	14.8	12.3	20.5	57.6	46.6	23.7
Total operating expenses	770.7	772.4	-0.2	3,034.7	2,976.8	1.9
Pretax operating income (loss) (*)	$76.8	$72.2	6.4%	$319.9	$336.4	-4.9%

Benefit and claim ratio	73.6%	75.3%		73.0%	74.1%
Expense ratio	24.6	24.2		24.8	23.5
Composite underwriting ratio	98.2%	99.5%		97.8%	97.6%

(*) In connection with the run-off mortgage guaranty ("MI") and consumer credit indemnity ("CCI") combination, $7.5 and $33.8 of pretax operating losses for the fourth quarter and full year 2016, and $21.2 and $58.6 of pretax operating losses for the respective periods of 2015, are retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified such that 100% of the CCI run-off business is reported in the RFIG run-off segment.

General insurance pretax operating earnings for 2016 and the final quarter of the year were marked by reasonably stable underwriting and investment income contributions.

2016 earned premiums were basically level with the preceding year’s production with trends unevenly distributed among various insurance coverages. Low to mid-single digit gains were experienced in commercial automobile (trucking) and national accounts, as well as other coverages such as home warranty. Premium volume from a new underwriting facility established in early 2015 also added measurably to earned premiums in 2016. In other regards, 2016 premium levels were hindered by lower volume in a large account contractors book of business operating in a particularly competitive environment, and by reduced production in the energy services field.

Consolidated general insurance benefit and claim costs were reasonably stable during 2016. Unfavorable developments of reserves established in prior years nonetheless added 1.7 and 0.3 percentage points to the benefit and claim ratio of the final quarter and all of 2016, respectively. By contrast, claim ratios for 2015 were inclusive of 3.0 and 1.5 percentage point additions arising from unfavorable developments in the final quarter and year, respectively. Slightly higher sales and general expense ratios in 2016 resulted mostly from greater costs incurred in the above-noted underwriting facility, additional litigation cost provisions in the year's second quarter, and by a slightly different premium mix and attendant production costs associated with the business’ responses to recurring changes in insurance market conditions and opportunities.

Old Republic International Corporation

In management’s opinion, quarterly or year-to-date fluctuations in reported benefit and claim ratios are not particularly meaningful in evaluating trends in Old Republic's long-term liability-oriented mix of insurance business. Absent significant economic and insurance industry dislocations in the foreseeable future, management currently anticipates that recent years' uptrends in these ratios should abate and revert gradually to long-term targeted annual averages in the high 60%s to low 70%s.

Title Insurance Results – The table below shows the major operating elements effecting this segment’s posting of all-time earnings records in the final quarter and full year 2016.

	Title Insurance Group
	Quarters Ended December 31,			Years Ended December 31,
	2016	2015	Change	2016	2015	Change
Net premiums and fees earned	$619.4	$547.4	13.2%	$2,206.6	$2,045.3	7.9%
Net investment income	9.2	9.1	0.3	36.2	34.0	6.3
Other income	0.2	0.2	-23.8	1.2	1.3	-7.8
Operating revenues	628.9	556.9	12.9	2,244.1	2,080.7	7.9
Claim costs	2.5	18.3	-86.2	84.3	99.2	-15.0
Sales and general expenses	538.8	488.5	10.3	1,941.8	1,807.0	7.5
Interest and other costs	1.8	1.8	1.6	7.6	7.5	1.8
Total operating expenses	543.2	508.7	6.8	2,033.8	1,913.8	6.3
Pretax operating income (loss)	$85.6	$48.1	77.9%	$210.2	$166.8	26.0%

Claim ratio	0.4%	3.4%		3.8%	4.9%
Expense ratio	86.9	89.2		87.9	88.3
Composite underwriting ratio	87.3%	92.6%		91.7%	93.2%

The continuation of a favorable mortgage rate environment and generally improving housing and commercial property markets led to higher revenues from title premiums and fees in 2016. This was achieved in spite of the adverse effects that government-imposed mortgage disclosure rules, implemented during the last quarter of 2015, have had on the consummation of real estate transactions nationally.

As the above table shows, 2016 operations registered a further expansion of underwriting margins. Claim ratios trended down in the face of declining claims activity since the Great Recession years and from favorable developments of reserves established in prior years. These developments lowered 2016 claim ratios by 3.8 and 1.1 percentage points in the fourth quarter and entire year, respectively. For the same periods of 2015 these reductions amounted to 1.8 and 0.6 percentage points, respectively. The operating expense ratio for these periods remained generally aligned with premiums and fees levels.

Please see next page for the continuing report

Old Republic International Corporation

RFIG Run-off Business Results – The table below shows the key operating elements of this run-off book of business and their contributions to combined MI and CCI results.

	RFIG Run-off Business
	Quarters Ended December 31,			Years Ended December 31,
	2016	2015	Change	2016	2015	Change
A. Mortgage Insurance (MI)
Net premiums earned	$34.3	$43.6	-21.4%	$154.1	$195.9	-21.3%
Net investment income	5.3	5.8	-7.2	22.0	24.2	-8.9
Claim costs	18.4	15.7	17.1	52.5	110.5	-52.4
Pretax operating income (loss)	$17.1	$28.6	-40.1%	$105.0	$89.9	16.8%

Claim ratio	53.7%	36.0%		34.1%	56.4%
Expense ratio	12.0	11.6		12.0	10.1
Composite underwriting ratio	65.7%	47.6%		46.1%	66.5%

B. Consumer Credit Insurance (CCI)
Net premiums earned	$4.6	$5.9	-21.5%	$15.8	$23.9	-33.8%
Net investment income	0.3	0.2	32.2	1.1	0.8	31.3
Benefits and claim costs	12.2	27.2	-55.1	50.0	83.0	-39.8
Pretax operating income (loss) (*)	$(7.8)	$(21.6)	63.8%	$(35.2)	$(60.4)	41.7%

Claim ratio	264.0%	461.5%		315.9%	346.9%
Expense ratio	11.9	9.7		13.9	9.2
Composite underwriting ratio	275.9%	471.2%		329.8%	356.1%

C. Total MI and CCI run-off business:
Net premiums earned	$38.9	$49.6	-21.4%	$170.0	$219.9	-22.7%
Net investment income	5.6	6.0	-5.7	23.2	25.1	-7.5
Benefits and claim costs	30.6	43.0	-28.6	102.6	193.6	-47.0
Pretax operating income (loss)	$9.3	$6.9	33.8%	$69.8	$29.4	136.9%

Claim ratio	78.7%	86.7%		60.4%	88.0%
Expense ratio	12.0	11.4		12.2	10.0
Composite underwriting ratio	90.7%	98.1%		72.6%	98.0%

(*) In connection with the run-off mortgage guaranty ("MI") and consumer credit indemnity ("CCI") combination, $7.5 and $33.8 of pretax operating losses for the fourth quarter and full year 2016, and $21.2 and $58.6 of pretax operating losses for the respective periods of 2015, are retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified such that 100% of the CCI run-off business is reported in the RFIG run-off segment.

Consistent with a run-off operating mode, further declines of earned premiums were posted by the MI and CCI lines. MI investment income was also lower as reduced premium volumes and ongoing claim payments affected downward pressures on the invested asset base.

Continued declines in reported delinquencies and the higher rates at which reported mortgage loan defaults are cured or otherwise resolved without payment have led to generally declining claim costs and the related ratios to earned premiums for the past four years. On a quarterly basis, these costs can be affected by the fortuity of claim litigation costs and by uneven occurrences of prior years’ claim developments. In the latter regard favorable developments of previously established claim reserves lowered claim ratios by 24.7 and 39.8 percentage points in the final quarter and all of 2016, respectively. For the same periods of 2015, the percentage point reductions were 38.4 and 65.0, respectively.

In addition to a quickly declining premium base, operating results for the much smaller CCI run-off line portray greater quarter-to-quarter and annual volatility in claim costs and related ratios. In 2016 and several prior years, the latter have been particularly impacted by ongoing costs of a near-eight-year long commercial dispute being litigated with Bank of America and its acquired Countrywide mortgage banking subsidiaries.

Old Republic International Corporation

Corporate and Other Operations – The combination of a small life and accident insurance business and the net costs associated with operations of the parent holding company and its internal services subsidiaries usually produce highly variable results. Earnings variations posted by these relatively minor elements of Old Republic's business stem from volatility inherent to the small scale of life and accident insurance operations, and net interest costs pertaining to external and intra-system financing arrangements. The interplay of these various operating elements is summarized in the following table:

	Corporate and Other Operations
	Quarters Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Net premiums earned	$6.1	$4.7	$20.1	$19.4
Net investment income	6.5	3.9	15.4	17.2
Other income	-	-	(0.1)	(0.9)
Operating revenues	12.7	8.6	35.4	35.8
Benefits and claim costs	4.9	7.9	17.7	22.8
Insurance expenses	1.2	1.7	7.8	6.3
Corporate, interest and other expenses - net	2.3	(0.7)	(3.2)	(1.1)
Total operating expenses	8.5	8.8	22.4	28.1
Pretax operating income (loss)	$4.1	$(0.2)	$13.0	$7.6

Consolidated Results – The consolidated changes and occurrences in Old Republic’s segmented business for the periods reported upon are shown below:

	ORI Consolidated
	Quarters Ended December 31,			Years Ended December 31,
	2016	2015	Change	2016	2015	Change
Net premiums and fees earned	$1,408.1	$1,339.2	5.1%	$5,333.2	$5,179.4	3.0%
Net investment income	100.0	99.7	0.2	387.0	388.6	-0.4
Other income	25.8	26.8	-3.9	107.3	106.7	0.5
Operating revenues	1,533.9	1,465.9	4.6	5,827.6	5,674.8	2.7
Benefits and claim costs	585.7	624.3	-6.2	2,347.9	2,459.3	-4.5
Sales and general expenses	755.9	703.5	7.5	2,816.3	2,633.0	7.0
Interest and other costs	16.2	10.9	48.4	50.2	41.9	19.8
Total operating expenses	1,357.9	1,338.7	1.4	5,214.5	5,134.3	1.6
Pretax operating income (loss)	176.0	127.1	38.4	613.1	540.4	13.4
Income taxes (credits)	53.6	45.8	17.1	193.5	177.7	8.9
Net operating income (loss)	122.3	81.3	50.4	419.6	362.7	15.7
Realized investment gains (losses)	14.7	14.2	3.2	72.8	91.3	-20.2
Income taxes (credits) on realized investment gains (losses)	5.1	4.9	3.4	25.5	31.9	-20.2
Net realized investment gains (losses)	9.5	9.2	3.1	47.3	59.3	-20.2
Net income (loss)	$131.9	$90.6	45.6%	$466.9	$422.1	10.6%

Claim ratio	41.6%	46.6%	44.0%	47.5%
Expense ratio	51.6	50.3	50.6	48.5
Composite underwriting ratio	93.2%	96.9%	94.6%	96.0%

Consolidated operating cash flow			$637.3	$688.2	-7.4%

Consolidated operating cash flow was additive to investable funds and operating needs in the amount of $637.3 and $688.2 for the years ended December 31, 2016 and 2015, respectively. Excluding inherently negative operating cash flows in the MI and CCI run-off business, these amounts would be $739.8 and $812.8, respectively.

Old Republic International Corporation

The sum-total of Old Republic's segmented results is represented by the following major components of pretax consolidated income:

	Quarters Ended December 31,			Years Ended December 31,
Pretax operating income:	2016	2015	Change	2016	2015	Change
Underwriting and related services:
All segments except RFIG	$88.6	$37.3	137.1%	$229.7	$189.4	21.3%
RFIG run-off	3.6	0.9	N/M	46.6	4.3	N/M
Subtotal	92.2	38.3	140.8	276.3	193.7	42.6
Net investment income	100.0	99.7	0.2	387.0	388.6	-0.4
Interest and other costs	(16.2)	(10.9)	48.4	(50.2)	(41.9)	19.8
Total	176.0	127.1	38.4	613.1	540.4	13.4
Realized investment gains(losses)	14.7	14.2	3.2	72.8	91.3	-20.2
Consolidated pretax income	$190.7	$141.4	34.9%	$686.0	$631.8	8.6%

Cash, Invested Assets, and Shareholders' Equity – The table below shows Old Republic’s consolidated cash and invested asset balances as well as the shareholders’ equity account at the dates shown:

		Cash, Invested Assets, and Shareholders' Equity
					% Change
		December 31,			Dec. '16/	Dec. '15/
		2016	2015	2014	Dec. '15	Dec. '14
	Cash and invested assets:
	Available for sale carried at fair value	$12,021.0	$11,119.6	$11,291.6	8.1%	-1.5%
	Held to maturity carried at amortized cost	974.8	355.8	-	173.9%	N/A
	Total per balance sheet	$12,995.8	$11,475.5	$11,291.6	13.2%	1.6%
	Original cost basis of all	$12,360.3	$11,284.5	$10,717.9	9.5%	5.3%

Shareholders' equity:	Total	$4,471.6	$3,880.8	$3,924.0	15.2%	-1.1%
	Per common share	$17.20	$15.02	$15.15	14.5%	-0.9%

	Composition of shareholders' equity per share:
	Equity before items below	$15.96	$14.91	$14.02	7.0%	6.3%
	Unrealized investment gains (losses) and other
	accumulated comprehensive income (loss)	1.24	0.11	1.13
	Total	$17.20	$15.02	$15.15	14.5%	-0.9%

	Segmented composition of shareholders' equity per share:
	Excluding run-off segment	$15.93	$14.06	$14.35	13.3%	-2.0%
	RFIG run-off segment	1.27	0.96	0.80
	Consolidated total	$17.20	$15.02	$15.15	14.5%	-0.9%

Old Republic's invested assets are managed in consideration of enterprise-wide risk management objectives. Most importantly, these are intended to ensure solid funding of the insurance subsidiaries' long-term obligations to policyholders and other beneficiaries, as well as the long-term stability of the subsidiaries’ capital accounts. To this end, the investment portfolio contains no significant insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations ("CDO's"), derivatives, hybrid securities, or illiquid private equity investments. Moreover, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes.

As of December 31, 2016, the consolidated investment portfolio reflected an allocation of approximately 77 percent to fixed-maturity and short-term investments, and 23 percent to equities. Investments in high quality, dividend-paying equity securities have been singularly emphasized since 2013, and the asset quality of the fixed maturity portfolio has remained at high levels.

Old Republic International Corporation

Changes in shareholders' equity per share are shown in the following table. As indicated, these resulted mostly from net income, dividend payments to shareholders, and changes in the value of invested assets carried at fair value in the periods reported upon.
	Shareholders' Equity Per Share
	December 31,
	2016	2015	2014
Beginning balance	$15.02	$15.15	$14.64
Changes in shareholders' equity:
Net operating income (loss)	1.62	1.40	0.90
Net realized investment gains (losses):
From sales	0.19	0.23	0.68
From impairments	(0.01)	-	-
Subtotal	0.18	0.23	0.68
Net unrealized investment gains (losses)	1.12	(0.96)	(0.08)
Total realized and unrealized investment gains (losses)	1.30	(0.73)	0.60
Cash dividends	(0.75)	(0.74)	(0.73)
Stock issuance, foreign exchange, and other transactions	0.01	(0.06)	(0.26)
Net change	2.18	(0.13)	0.51
Ending balance	$17.20	$15.02	$15.15
Percentage change for the period	14.5%	-0.9%	3.5%

Capitalization – As shown in the following table, Old Republic’s capitalization rose in 2016 as a result of a new debt issue and a greater shareholders’ equity balance.

	Capitalization (*)
	December 31,
	2016	2015	2014
Debt:
3.75% Convertible Senior Notes due 2018	$547.8	$546.0	$544.1
4.875% Senior Notes due 2024	395.6	395.1	394.5
3.875% Senior Notes due 2026	544.6	-	-
ESSOP debt with an average yield of 4.0%	8.1	11.7	15.0
Other miscellaneous debt with an average yield of 1.9%	32.4	-	-
Total debt	1,528.7	952.8	953.7
Common shareholders' equity	4,471.6	3,880.8	3,924.0
Total capitalization	$6,000.4	$4,833.7	$4,877.8

Capitalization ratios:
Debt	25.5%	19.7%	19.7%
Common shareholders' equity	74.5	80.3	80.3
Total	100.0%	100.0%	100.0%

(*) Certain debt amounts have been reduced due to the reclassification of relatively immaterial debt issuance costs previously classified as deferred assets, in order to comply with a 2015 pronouncement by the Financial Accounting Standards Board.

Managing Old Republic's Insurance Business for the Long-Run

The insurance business is distinguished from most others in that the prices (premiums) charged for various insurance products are set without certainty of the ultimate benefit and claim costs that will emerge or be incurred, often many years after issuance and expiration of a policy. Old Republic's business is therefore conducted with a primary focus on achieving favorable underwriting results over cycles, and on the maintenance of financial soundness in support of its insurance subsidiaries' long-term obligations to insurance beneficiaries.

In this light, the Company's affairs are managed for the long run and without significant regard to the arbitrary strictures of quarterly or even annual reporting periods that American industry must observe. In Old Republic's view, such short reporting time frames do not comport well with the long-term nature of much of its business. Management therefore believes that the Company's operating results and financial condition can best be evaluated by observing underwriting and overall operating performance trends over succeeding five- or preferably ten-year intervals. A ten-year period in particular can likely encompass at least one economic and/or underwriting cycle and thereby provide an appropriate time frame for such cycle to run its course, and for premium rate changes and reserved claim costs to be quantified and emerge in financial results with greater finality and effect.

Old Repoublic International Corporation

Accompanying Financial Data:
•	Summary Financial Statements and Common Stock Statistics
•	About Old Republic
•	Safe Harbor Statement

Financial Supplement
A financial supplement to this news release is available on the Company's website.

Old Republic International Corporation

Old Republic International Corporation
Summary Financial Statements and Common Stock Statistics (Unaudited)
December 31,
SUMMARY BALANCE SHEETS:	2016	2015
Assets:
Cash and fixed maturity securities	$9,973.1	$9,366.7
Equity securities	2,896.1	1,987.8
Other invested assets	126.5	120.9
Cash and invested assets	12,995.8	11,475.5
Accounts and premiums receivable	1,390.2	1,310.2
Federal income tax recoverable:	Current	14.9	26.5
Deferred	-	154.5
Prepaid federal income taxes	82.4	63.3
Reinsurance balances recoverable	3,231.5	3,183.6
Sundry assets	876.5	887.8
Total	$18,591.6	$17,101.6
Liabilities and Shareholders' Equity:
Policy liabilities	$2,035.0	$1,945.1
Benefit and claim reserves	9,206.0	9,120.2
Federal income tax payable:	Deferred	42.6	-
Debt	1,528.7	952.8
Sundry liabilities	1,307.4	1,202.5
Shareholders' equity	4,471.6	3,880.8
Total	$18,591.6	$17,101.6

		Quarters Ended		Years Ended
	SUMMARY INCOME STATEMENTS:	December 31,		December 31,
		2016	2015	2016	2015
	Net premiums and fees earned	$1,408.1	$1,339.2	$5,333.2	$5,179.4
	Net investment income	100.0	99.7	387.0	388.6
	Other income	25.8	26.8	107.3	106.7
	Net realized investment gains (losses)	14.7	14.2	72.8	91.3
	Total revenues	1,548.7	1,480.2	5,900.5	5,766.1
	Benefits and claims	585.7	624.3	2,347.9	2,459.3
	Sales and general expenses	755.9	703.5	2,816.3	2,633.0
	Interest and other costs	16.2	10.9	50.2	41.9
	Total expenses	1,357.9	1,338.7	5,214.5	5,134.3
	Pretax income (loss)	190.7	141.4	686.0	631.8
	Income taxes (credits)	58.7	50.7	219.0	209.6
	Net income (loss)	$131.9	$90.6	$466.9	$422.1

	COMMON STOCK STATISTICS:
Net income (loss):	Basic	$.51	$.35	$1.80	$1.63
	Diluted	$.46	$.32	$1.62	$1.48
	Components of earnings per share:
	Basic, net operating income (loss)	$.47	$.31	$1.62	$1.40
	Realized investment gains (losses)	.04	.04	.18	.23
	Basic net income (loss)	$.51	$.35	$1.80	$1.63
	Diluted, net operating income (loss)	$.43	$.29	$1.46	$1.28
	Realized investment gains (losses)	.03	.03	.16	.20
	Diluted net income (loss)	$.46	$.32	$1.62	$1.48
	Cash dividends on common stock	$.1875	$.1850	$.7500	$.7400
	Book value per share			$17.20	$15.02
	Common shares outstanding:
	Average basic	259,711,126	258,257,224	259,429,298	259,502,067
	Average diluted	296,583,195	295,206,909	296,379,251	296,088,963
	Actual, end of period			259,906,378	258,459,827

SUMMARY STATEMENTS OF COMPREHENSIVE INCOME (LOSS):
	Net income (loss) as reported	$131.9	$90.6	$466.9	$422.1
	Post-tax net unrealized gains (losses)	(57.9)	(26.3)	292.1	(248.9)
	Other adjustments	(5.2)	(.1)	2.2	(14.2)
	Net adjustments	(63.1)	(26.5)	294.4	(263.1)
	Comprehensive income (loss)	$68.8	$64.0	$761.4	$159.0

Old Republic International Corporation
About Old Republic

Chicago-based Old Republic International Corporation is one of the nation's 50 largest publicly held insurance organizations. Its most recent financial statements reflect consolidated assets of approximately $18.59 billion and common shareholders' equity of $4.47 billion, or $17.20 per share. Its current stock market valuation is approximately $5.14 billion, or $19.57 per share.

The Company is organized as an insurance holding company whose subsidiaries actively market, underwrite, and provide risk management services for a wide variety of coverages mostly in the general and title insurance fields. A long-term interest in mortgage guaranty and consumer credit indemnity lines has devolved to a run-off operating mode in recent years.

The nature of Old Republic's business requires that it be managed for the long run. For the 25 years ended in 2016, the Company's total market return, with dividends reinvested, has grown at a compounded annual rate of 10.0 percent per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 9.2 percent annual compound rate. During those years, Old Republic's shareholders' equity account, inclusive of cash dividends, has risen at an average annual rate of 9.5 percent per share, and the regular cash dividend has grown at a 9.0 percent annual compound rate. According to the most recent edition of Mergent's Dividend Achievers, Old Republic is one of just 96 qualifying companies, out of thousands considered, that have posted at least 25 consecutive years of annual dividend growth.

Conference Call Information

Old Republic has scheduled a conference call at 3:00 p.m. ET (2:00 p.m. CT) today, to discuss its fourth quarter 2016 performance and to review major operating trends and business developments. To access this call live in listen-only mode:

•	Log on to the Company's website at www.oldrepublic.com 15 minutes before the call to download the necessary software, or, alternatively

•	The call can also be accessed by phone at 888-428-9473.

Interested parties may also listen to a replay of the call through February 2, 2017 by dialing 844-512-2921, passcode 3555042, or by accessing it on Old Republic International's website through February 26, 2017.

Old Republic International Corporation

Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company's reports, press releases, and conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Title Insurance and RFIG run-off results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Life and accident insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

A more detailed listing and discussion of the risks and other factors which affect the Company's risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company's 2015 Form 10-K Annual Report and Part II, Item 1A - Risk Factors, of the Company's recent Form 10-Q filings to the Securities and Exchange Commission, which Items are specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For the latest news releases and other corporate documents on Old Republic, please write to:

Investor Relations
Old Republic International Corporation
307 North Michigan Avenue • Chicago, IL  60601
312-346-8100
or visit us at www.oldrepublic.com